                                                                   Exhibit 10.8

                                  SUBLEASE
                                  --------


     This sublease made as of the 1st day of March, 1999 pursuant to the Short Forms of Leases Act between:

     SCOTT'S MANAGEMENT SERVICES INC.
     (the "Sublandlord"),

                                                              of the first part,

     - and -

     IRONSIDE TECHNOLOGIES INC.
     (the "Subtenant"),

                                                              of the second part


witnesses that whereas:

     (a) by a lease dated October 21, 1991 between Mayvon Investments Limited, Blackhill Developments Limited, E. Manson Investments Limited, Zureit Holdings Limited, Emery Investments Limited and Erinview Holdings Limited (collectively, the "Headlandlord") as landlord and the Sublandlord as tenant, a copy of which is attached hereto as Schedule A, as supplemented or amended by: (i) a lease amendment agreement dated January 19, 1993, a copy of which is attached hereto as Schedule B; and (ii) letter amending agreements dated September 25, 1992 and January 12, 1993, copies of which are attached hereto as Schedule C (collectively the "Headlease"), the Headlandlord leased to the Sublandlord premises described in, the Headlease for a term of ten (10) years;

     (b) the Sublandlord has agreed to sublease to the Subtenant the premises, being the entire fourth floor, as outlined in Schedule D attached hereto (the "Subpremises"), subject to the terms of this sublease;

     (c) the Headlandlord has consented to such sublease to the Subtenant, which consent is attached hereto as Schedule E;

     Now therefore in consideration of the rents, the mutual covenants in this agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1.   Term
     ----

     The Sublandlord hereby subleases the Subpremises to the Subtenant for a term of two years and ten months commencing on March 1, 1999 (the "Commencement Date") and ending on December 30, 2001 (the "Term"). Notwithstanding the foregoing, the Term shall not extend beyond the day prior to the date of termination of the Headlease. The Subtenant shall be permitted access to the Subpremises upon prior notice for the purposes of planning and design and shall further be permitted access to the Subpremises for the purposes of completing its fixturing prior to the commencement of the Term at no additional rental cost.

2.   Subpremises
     -----------

     The Subpremises shall contain a rentable area of fifteen thousand four hundred thirty eight (15,438) square feet. The Subtenant shall further be permitted access to the Sublandlord's
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cafeteria throughout the Term and shall pay to the Sublandlord the sum of
$2.50 per person per week as consideration for the Sublandlord's subsidiary in this regard.

3.   Rent
     ----

     (a) The Subtenant shall pay to the Sublandlord as minimum annual rent during the Term as follows:

         (i) from the Commencement Date to December 30, 2001, Seven Dollars per square foot of the Subpremises (plus GST). As an inducement to lease, the Subtenant will not be required to pay the first three (3) months minimum annual rent of the Sublease Term.

         (b) Annual rent and estimated Additional Rent (as hereinafter defined) (collectively the "rent" shall be paid in equal monthly instalments in advance, without deduction or set-off, on the first day of each month throughout the Term.

         (c) Provided the Subtenant is not in default of the terms of this sublease, the Subtenant shall not be required to pay minimum annual rent from the Commencement Date up to and including the expiry of the third month thereafter.

         (d) The Subtenant agrees to pay to the Sublandlord all goods and services tax exigible in respect of the payment of minimum annual rent and Additional Rent under this Sublease and in respect of any other payment by the Subtenant to the Sublandlord hereunder. The amount of such goods and services taxes shall be calculated by the Sublandlord in accordance with the applicable legislation and shall be paid at the same time as the amounts to which such goods and services tax apply and are payable to the Sublandlord Any goods and services taxes paid by the Subtenant hereunder shall be deemed not to be rent but the Sublandlord shall have all of the same rights and remedies on non-payment of such goods and services taxes as it has for rent in arrears hereunder.

4.   Interpretation
     --------------

     Where used in this sublease any word or term that is specifically defined in the Headlease has the meaning ascribed to it in the Headlease, unless the word is redefined in this sublease. Where there is more than one Subtenant, the obligations of the Subtenant shall be considered joint and several obligations. The provisions of this sublease shall be read with all grammatical changes required, if there is more than one Subtenant or if the Subtenant is male, female or a corporation.

5.   Subtenant's Covenants
     ---------------------

     The Subtenant covenants with the Sublandlord as follows:

     (a)  to pay Rent;

     (b) to perform and observe all the obligations of the Sublandlord as tenant under the Headlease (except for the covenant to pay minimum rent thereunder which is governed by this sublease) and to keep the Sublandlord fully and completely indemnified against all actions, claims, expenses and demands in respect of all such obligations and with respect to every other matter directly or indirectly related to the Subpremises except where the Sublandlord has been negligent or committed willful misconduct. Without limitation, and except as aforesaid, the Subtenant shall pay to the Sublandlord all amounts (including, without limitation its proportionate share of all operating costs and taxes of the Subpremises and other additional rent

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

         and amounts payable by the Sublandlord under the Headlease and all other amounts attributable to the Subpremises (collectively "Additional Rent"). The payments aforesaid shall be made to the Sublandlord when due under the Headlease, or in the case of payments not required under the Headlease, when due. The Sublandlord may estimate and re-estimate the annual total of such payments and require the Subtenant to pay to the Sublandlord on the first day of each month during the Term an amount equal to one-twelfth of such estimate. In the event that the utilities costs are increased by reason of the Subtenant's use and occupancy of the Subpremises, the Subtenant shall be responsible for the payment of such increase. If so estimated, the Sublandlord and the Subtenant agree to readjust such payments within 30 days after the Sublandlord receives the Head Landlord's statement in respect of the amounts covered by such statement for the period covered by the estimate; the Subtenant's operating costs for the calendar year of 1999 are estimated at $8.54 per square foot plus G.S.T.;

     (c) notwithstanding anything herein set out throughout the Term, the Subtenant shall, at its sole cost and expense, take out and keep in full force and effect the following insurance:

         (i) general liability insurance against personal and bodily injury, including death, and property damage, with respect to the Subtenant's business and the Subpremises and the use and occupancy thereof, on an occurrence basis to such limits as the Sublandlord, acting reasonably, requires from time to time, but not less than two million dollars ($2,000,000 00) for any one occurrence;

         (ii) insurance with coverage against the perils of fire and standard extended coverage endorsement perils, against water damage however caused and against loss by such other insurable hazards as prudent tenants would insure fully covering the Subpremises (including all leasehold improvements), all of the Subtenant's property and any other property owned by the Subtenant or for which it is legally liable and which is located at 500 Hood Road.

Insurance to be effected by the Subtenant shall be in amounts and upon terms which the Sublandlord shall from time to time, acting reasonably, determine to be sufficient. Such insurance shall provide that the Sublandlord is to be immediately notified in writing by the insurer of any threatened cancellation. Such insurance shall include the Sublandlord, the Headlandlord and any mortgagee as an additional named insured and contain cross-liability and severability of interest provisions, as applicable. Insurance under Section 5(c)(ii) shall be on a full replacement cost basis. The Subtenant shall deliver to the Sublandlord certified copies of such insurance on or before the Commencement Date;

     (d) subject to the provisions of this sublease and the Headlease, the Subpremises will be used for general office purposes, as well as any other related use permitted by the Headlease with written approval from the Sublandlord and the Headlandlord;

     (e) not to make any alterations or improvements to the Subpremises without the prior written consent of the Sublandlord and the Headlandlord in accordance with, and subject to, the terms of the Headlease;

     (f) not to assign, sublet or part with possession of all or any part of the Subpremises without the prior consent in writing of the Sublandlord, which consent may not be unreasonably or arbitrarily withheld, and if granted, may be granted by the Sublandlord upon such terms and conditions as the Sublandlord, acting reasonably, may see fit;
         subject to obtaining the prior written consent of the Headlandlord in accordance with, and subject to, the terms of the Headlease;

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

     (g) not to do, permit or allow any act which would or might violate or constitute a breach of or a default under the Headlease or which would or might make the Sublandlord liable for any damages, claim or penalty.

6.   Sublandlord's Covenant
     ----------------------

     The Sublandlord covenants with the Subtenant as follows:

     (a)  for quiet enjoyment; and

     (b) to enforce its rights as tenant under the Headlease against the Headlandlord, provided that the Subtenant will pay to the Sublandlord on demand all the Sublandlord's costs, expenses and disbursements incurred in enforcing its rights, and further provided that the Sublandlord may, prior to taking any action to enforce any of such rights, require the Subtenant to provide a reasonable indemnity to the Sublandlord against such costs, expenses and disbursements.

     (c) to provide to the Subtenant at no additional charge, all existing furniture and equipment located in the Subpremises including all office chairs and desks, and other chattels presently located in the Subleased Premises, as set forth in Schedule "F" attached hereto.

7.   "As-Is Basis"
     -------------

     The Subpremises are provided to the Subtenant on an "as is" basis. All existing leasehold improvements at the Subpremises shall remain and shall not be removed without the prior consent of the Subtenant which consent may be unreasonably withheld. The Subtenant shall be permitted to install new leasehold improvements subject to the reasonable approval of the Sublandlord and the Head Landlord and in accordance with the provisions of the Head Lease. The Subtenant shall not be responsible for the removal of any existing leasehold improvements at the end of the Sublease, provided that the approval of the Head Landlord is obtained prior to the installation of any of the said leasehold improvements. The Subtenant agrees that it enters into this sublease without any covenants, representations, agreements, warranties or conditions by the Sublandlord, its agents, representatives, servants or employees or any other person relating to the subject matter of this sublease express or implied, collateral or otherwise, except as expressly set forth herein.

     Existing furniture and equipment on the Subpremises and detailed as per list provided is available for use by the Subtenant.

8.   Signage
     -------

     The Subtenant shall have the exclusive right to install its corporate name and logo on the top of the Building in the locations identified by the Head Landlord, with the colour and design to be at the Subtenant's discretion and subject to the reasonable approval of the Head Landlord as provided in the Head Lease, which consent shall be obtained by the Sublandlord.

     The Subtenant may further request permission from the Head Landlord to install prominent ground floor lobby signage and exterior podium signage as mutually agreed upon between the parties and the Head Landlord, all acting reasonably. All costs in connection with the design, installation, maintenance, repairs and removal of such signs will be the responsibility of the Subtenant. All signage shall be subject to the prior approval of the Head Landlord.

9.   Parking
     -------

     The Subtenant shall lease from the Sublandlord three (3) underground parking stalls per 1,000 square feet of the Subpremises at a rental rate of $20.00 (plus applicable taxes) per stall per month for the duration of the Sublease Term. The Sublandlord shall also lease to the Subtenant

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

a further fifteen (15) parking stalls at the rate of $35.00 (plus applicable taxes) per parking stall as currently charged to it by the Hand Landlord.

10.  Security Deposit
     ----------------

     The Subtenant has deposited the sum of Forty Thousand Dollars ($40,000.00) (the "Security Deposit"). The Security Deposit shall be held by the Sublandlord without liability for interest, as security for the faithful performance by the Subtenant of all the terms, covenants and conditions of this sublease by the Subtenant to be kept, observed and performed, and shall be applied against the first and last month's minimum annual rent and Additional Rent for the term of this sublease and/or against any adjustments in Additional Rent following the expiry of the term of this sublease, at the Sublandlord's option.

11.  Registration
     ------------

     The Subtenant agrees that it shall not register this sublease and such registration shall, at the option of the Sublandlord, constitute a non-curable default of the Subtenant hereunder.

12.  Remedies upon Default
     ---------------------

     Upon any breach of any of the terms, covenants or agreements to be performed or observed under this sublease by the Subtenant, the Sublandlord shall have all the same rights as the Headlandlord has under the Headlease in the event of default thereunder, all of which rights and remedies available to the Headlandlord shall be considered to be incorporated into this sublease, by reference, mutatis mutandis. Provided that in the event the Subtenant breaches a provision of the Headlease, than any such notice and grace period provided in the Headlease, shall for the purposes of this sublease be decreased by forty percent (40%) and the exercise thereof shall not be in derogation of, but shall be in addition to any other remedies available to the Sublandlord.

     Upon any such termination of this sublease, the Subtenant shall quit and peacefully surrender the Subpremises to the Sublandlord, and the Sublandlord or Sublandlord's agents or employees, upon such termination may immediately or at any time thereafter, without further notice, enter upon and re-enter the Subpremises, by force, summary proceedings, ejectment or otherwise, and may dispossess the Subtenant and remove the Subtenant and all other persons and property from the Subpremises.

13.  Incorporation of Provisions of Headlease
     ----------------------------------------

     (a) The Subtenant acknowledges and confirms all the provisions of the Headlease and agrees to be bound by the Headlease as if all the covenants of the Sublandlord as tenant contained therein, other than the covenant to pay minimum annual rent which is governed by thus sublease, had been fully incorporated into this sublease as covenants of the Subtenant, mutaris mutandis, save and except as otherwise provided in this sublease. In addition to the foregoing, to the extent that any provision of the Headlease, as incorporated herein, are by their nature inapplicable to this sublease, such provisions shall not apply to this sublease. The Subtenant acknowledges and agrees that this sublease and the Headlease are net and carefree to the Sublandlord and the Headlandlord respectively and that the Sublandlord shall have no liability to the Subtenant for any acts of the Headlandlord pursuant to the Headlease.

     (b) The following articles or sections of the Headlease are, without limitation, expressly excluded from this sublease and shall not apply to Subtenant except where expressly included in this sublease:

         (i) with respect to the lease dated October 21, 1991 attached hereto as Schedule A, Rider 4A of Section 6(b) and Sections 1, 3, 4, 5(a), (b), (c) and 6 of Schedule D;

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

         (ii) with respect to the lease amendment agreement dated January 19, 1993, attached hereto as Schedule B: Sections 7 and 8; and

         (iii) any rights of renewal or options of the Sublandlord as tenant pursuant to the Headlease which are hereby deemed to be personal to the Sublandlord and may not be exercised by the Subtenant directly with the Headlandlord. Notwithstanding the foregoing, the Sublandlord hereby covenants with the Subtenant that it shall not exercise its option to renew the Head Lease as it relates to the Subpremises.

14.  No Notice
     ---------

     Any notice herein provided or permitted to be given to the Sublandlord or the Subtenant pursuant to this sublease shall be in writing and sufficiently given if delivered, transmitted by telecopier or mailed in Canada, registered and postage prepaid, addressed as follows:

     (a)  to the Sublandlord, to:
          ------------------
          Scott's Management Services Inc.
          c/o 500 Hood Road
          MARKHAM, Ontario
          L3R OP6

          Attention:  Terry Walsh

          Telecopier:  (905) 946-6802

     (b)  to the Subtenant, to:
          ----------------
          Ironside Technologies Inc.
          500 Hood Road, Suite 400
          Markham, Ontario
          L3R OP6

          Attention:  Mark Marino

          Telecopier:  (905) 771-7183

     Any such notice given as aforesaid shall be conclusively deemed to have been given on the day on which such notice is delivered or transmitted or on the third (3rd) business day that there is postal delivery following the day on which such notice is mailed, as the case may be.

     Any party may, at any time, give notice in writing to the other(s) of any change of address of the party giving such notice and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word "notice" in this paragraph shall be deemed to include any request, statement or other writing in this sublease provided or permitted to be given by any of the parties hereto. The word "delivered" in this paragraph shall not be limited to personal service, but shall include leaving the notice at the recipient's address for notice established under thus paragraph. If, at the date of any notice is to be given, actual or threatened interruptions in the postal service of Canada would be likely to delay receipt, such notice shall be sent by another method permitted by this paragraph

15.  Prior Agreements
     ----------------

     This sublease contains all agreements of the parties with respect to any matter mentioned herein and no prior agreement or understanding pertaining to any such matter shall be effective.

16.  Benefit
     -------

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

     This sublease shall benefit and bind in the case of the Sublandlord, its successors and assigns, and in the case of the Subtenant its permitted successors and assigns.

     IN WITNESS WHEREOF the parties hereto have executed this agreement under seal.


                                      Sublandlord:
                                      -----------

                                      SCOTT'S MANAGEMENT SERVICES INC.


                                      By: /s/
                                         ---------------------------------------
                                                                             c/s
                                         ---------------------------------------



                                      Subtenant:
                                      ---------

                                      IRONSIDE TECHNOLOGIES INC.


                                      By: /s/ Mark Marino
                                         ---------------------------------------
                                                                             c/s
                                         ---------------------------------------

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